Exhibit 99.1

MUSCLEPHARM REPORTS 2016 SECOND QUARTER FINANCIAL RESULTS

Net Loss Reduced and Cash Increased as Company Continues Strategic Restructuring

DENVER, August 9, 2016 /PRNewswire/ -- MusclePharm Corporation (OTCQB: MSLP) ("MusclePharm" or the "Company"), a scientifically-driven, performance lifestyle sports nutrition company, today announced financial results for the quarter ended June 30, 2016.

Operating and Financial Highlights for Second Quarter 2016 (as compared to Second Quarter 2015):

•	Reduced net loss to $4.2 million from $7.0 million;

•	Inventory reduced by 53%;

•	Cash more than tripled to $13.1 million;

•	Total operating expenses reduced by 50% to $12.2 million;

•	Selling, general and administrative expenses decreased 14% to $4.4 million; and

•	Salaries and benefits decreased 58% to $3.3 million.

Almost a year into the Company’s restructuring, MusclePharm is pleased to announce the strategy is having its intended effect of streamlining costs while better positioning the Company for profitable growth. As previously announced, the Company has spent the past 12 months realigning the organization with our business needs and profitable operations, and delivery of product to all the channels we sell through.

The Company’s efforts include the sale of its subsidiary, BioZone Laboratories Inc. (“BioZone”), for $8.3 million, a reduction in headcount from 310 employees to approximately 100 employees, and the closure of five offices with two additional office closures planned for the third quarter of 2016, including an administration and finance office in Denver, CO and a distribution center in Pittsburg, CA. The Company is now rebuilding its team with expertise to align individuals with our customer-centric strategy, and has a strategic partnership with the parent of the buyer of BioZone to develop enhanced flavors and other product initiatives.

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Exhibit 99.1

The Company has also optimized product SKUs by reducing SKU count by 77%, including the exit from all ready-to-drink sports and energy drinks and other low-margin or unprofitable SKUs, while focusing on more profitable products. As the Company continues to execute its growth strategy and restructuring plan, it anticipates continued improvement in its operating margins and expense structure. The termination of the Arnold Schwarzenegger product-line licensing agreement, the elimination of unprofitable SKUs, the elimination of unprofitable licensing agreements, and the migration to new product suppliers have impacted revenue growth for the short-term. The Company anticipates revenue and gross margin to strengthen as it increases focus on its new products introduced during the fourth quarter of 2015 and its MusclePharm Sport Series products.

“We’re reengineering the business to where we’re profitable,” said Ryan Drexler, MusclePharm's Interim Chief Executive Officer, President and Chairman of the Board of Directors. “It’s about strategically aligning ourselves and building a strong foundation to create a legacy business around our most popular products.” Mr. Drexler reiterated that the Company’s strength is in its partnerships with key retailers and distributors, instead of endorsements involving costly and often unknown future financial commitments.

“While results continue to reflect costs associated with the Company’s repositioning, I believe we are setting up MusclePharm for a promising future of strong value creation,” said Mr. Drexler. “We have streamlined the Company to get back to our baseline business of sales and marketing, while working closely with our contract manufacturers to ensure inventory is available to meet customer demand and reducing expensive inventory that was tying up critical capital. We have a laser focus on delivering product.”

The Company announced in June that it filed a counterclaim against Capstone Nutrition, alleging that Capstone fraudulently induced MusclePharm into a multi-year manufacturing contract by misrepresenting Capstone’s ability to fulfill its obligations and concealing significant operational problems occurring at its facilities. The result of Capstone’s actions included months of delivery delays, lost customers and damaged goodwill that cost MusclePharm tens of millions of dollars, according the Company’s counterclaim. The Company is currently working with new manufacturing partners and has resumed production and distribution of products previously made by Capstone.

“While the reduction in unprofitable sales will affect topline financial results in the short term, the long-term effect of the Company’s restructuring efforts will provide for a stronger financial foundation going forward,” said Mr. Drexler. “As I have previously stated, we are a sales and marketing organization, and that is where we want to focus. We are concentrating on our core competencies while maximizing our strategic partnerships and bringing more expertise to these areas.”

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Exhibit 99.1

Financial Results for Second Quarter 2016

Net revenue decreased $10.0 million, or 23%, sequentially to $32.9 million for the three months ended June 30, 2016, compared to $42.9 million for the three months ended March 31, 2016. Net revenue decreased primarily due to the strategic reduction in sales of unprofitable product lines and SKUs, the elimination of unprofitable licensing agreements and migration of some existing products to a new supplier.

Gross profit for the second quarter 2016 was $10.7 million, or 33% of revenue, compared to $15.2 million, which was 35% of revenue in the first quarter 2016.

Operating expenses for the second quarter 2016 decreased to $12.2 million, compared to $21.0 million for the first quarter 2016 as we continue to execute the restructuring plan and focus on optimizing our cost structure.

Net loss for the second quarter 2016 was $4.2 million, compared to $6.6 million in the first quarter 2016.

Adjusted EBITDA, a non-GAAP financial measure, was a loss of $43,000 compared to income of $3.2 million for the first quarter 2016. Adjusted EBITDA excludes depreciation, amortization, interest, taxes, stock-based compensation, restructuring charges and other expenses.

Conference Call Information

As a result of management's focus on continuing to execute the restructuring plan and improve liquidity, there will be no second quarter conference call to discuss results.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), this Form 10-Q discloses Adjusted EBITDA, which is loss from operations adjusted for income taxes, depreciation and amortization of property and equipment, amortization of intangible assets, provision for doubtful accounts, amortization of prepaid stock compensation, amortization of prepaid sponsorship fees, stock-based compensation, issuance of common stock warrants, other expense, net, loss on sale of subsidiary, restructuring and asset impairment charges. Management believes that these non-GAAP measures provide investors with important additional perspectives into our ongoing business performance.

The GAAP measure most directly comparable to Adjusted EBITDA is income (loss) from operations. The non–GAAP financial measure of Adjusted EBITDA should not be considered as an alternative to net income (loss). Adjusted EBITDA is not a presentation made in accordance with GAAP and has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA excludes some, but not all, items that affect net earnings and is defined differently by different companies, our definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

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Exhibit 99.1

About MusclePharm Corporation

MusclePharm® is a scientifically-driven, performance lifestyle company that develops, manufactures, markets and distributes branded nutritional supplements. The Company offers a range of powders, capsules, tablets and gels. Its portfolio of recognized brands includes MusclePharm® Sport Series, Black Label and Core Series, and FitMiss™, which are available in more than 120 countries and over 50,000 retail outlets worldwide. The clinically-proven supplements are developed through a six-stage research process utilizing the expertise of leading nutritional scientists, doctors and universities. MusclePharm is the innovator of the sports nutrition industry. For more information, visit http://www.musclepharm.com. To sign up to receive MusclePharm news via email, please visit http://ir.musclepharmcorp.com/email-alerts.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as "expects", "anticipates", "intends", "estimates", "plans", "potential", "possible", "probable", "believes", "seeks", "may", "will", "should", "could" or the negative of such terms or other similar expressions. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in the Company's business. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, the Company's Quarter Reports on Form 10-Q and other filings submitted by the Company to the Securities and Exchange Commission, copies of which may be obtained from the SEC's website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

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Exhibit 99.1

MusclePharm Corporation

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	June 30, 2016	December 31, 2015
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash	$13,052	$7,081
Accounts receivable, net of allowance for doubtful accounts of $299 and $347 as of June 30, 2016 and December 31, 2015	20,217	22,003
Inventory	6,941	12,549
Prepaid giveaways	112	307
Prepaid stock compensation	—	1,641
Prepaid expenses and other current assets	4,467	3,698
Total current assets	44,789	47,279
Property and equipment, net	3,886	6,693
Investments, long-term	—	977
Intangible assets, net	1,798	8,652
Other assets	154	180
TOTAL ASSETS	$50,627	$63,781
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$39,098	$39,652
Accrued liabilities	11,538	12,526
Accrued restructuring charges, current	1,267	9,140
Obligation under secured borrowing arrangement	7,361	—
Convertible note with a related party, net of discount	5,976	—
Line of credit	—	3,000
Term loan	—	2,949
Other debt obligations	11	21
Total current liabilities	65,251	67,288
Convertible note with a related party, net of discount	—	5,952
Accrued restructuring charges, long-term	242	279
Other long-term liabilities	137	330
Total liabilities	65,630	73,849
Commitments and contingencies
TOTAL STOCKHOLDERS’ DEFICIT	(15,003)	(10,068)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$50,627	$63,781
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Exhibit 99.1

MusclePharm Corporation

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue, net	$32,867	$50,476	$75,779	$91,798
Cost of revenue (1)	22,181	32,978	49,880	59,916
Gross profit	10,686	17,498	25,899	31,882
Operating expenses:
Advertising and promotion	2,686	8,285	6,973	15,510
Salaries and benefits	3,292	7,763	12,912	14,824
Selling, general and administrative	4,424	5,121	8,667	10,083
Research and development	531	921	1,394	1,886
Professional fees	1,742	2,064	3,130	3,519
Restructuring and other charges	(4,820)	—	(4,246)	—
Impairment of assets	4,313	—	4,313	—
Total operating expenses	12,168	24,154	33,143	45,822
Loss from operations	(1,482)	(6,656)	(7,244)	(13,940)
Loss on sale of subsidiary	(2,115)	—	(2,115)	—
Other expense, net	(592)	(348)	(1,304)	(531)
Loss before provision for income taxes	(4,189)	(7,004)	(10,663)	(14,471)
Provision for income taxes	7	21	138	33
Net loss	$(4,196)	$(7,025)	$(10,801)	$(14,504)

Net loss per share, basic and diluted	$(0.30)	$(0.51)	$(0.78)	$(1.08)

Weighted average shares used to compute net loss per share, basic and diluted	13,874,209	13,647,267	13,855,754	13,491,433

(1)	Cost of revenue for the three and six months ended June 30, 2016 included restructuring charges of $0.5 million and $2.2 million, respectively, related to write-down of inventory for discontinued products.

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Exhibit 99.1

MusclePharm Corporation

Reconciliation to Non-GAAP Income (Loss) to GAAP Net Loss

(In thousands)

(Unaudited)

	Three Months Ended		Three Months Ended		Six Months Ended
	March 31, 2016	March 31, 2015	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Net loss	$(6,605)	$(7,479)	$(4,196)	$(7,025)	$(10,801)	$(14,504)
Non-GAAP adjustments:
Stock-based compensation	4,670	2,523	427	4,013	5,097	6,536
Restructuring and asset impairment charges	2,236	—	—	—	2,236	—
Loss on sale of subsidiary	—	—	2,115	—	2,115	—
Amortization of prepaid sponsorship fees	698	1,431	146	1,821	844	3,252
Other expense, net	712	183	592	348	1,304	531
Amortization of prepaid stock compensation	703	1,109	235	1,127	938	2,236
Depreciation and amortization of property and equipment	427	382	389	456	816	838
Amortization of intangible assets	220	225	196	273	416	498
Provision for doubtful accounts	(34)	30	43	68	9	98
Issuance of common stock warrants to third parties for services	3	33	3	17	6	50
Provision for income taxes	131	12	7	21	138	33
Adjusted EBITDA	$3,161	$(1,551)	$(43)	$1,119	$3,118	$(432)

Investors:

MusclePharm Investor Relations

303-396-6100

investors@musclepharm.com

Or

Media:

Dawn Jacobs

303-396-6100

media@musclepharm.com

Source: MusclePharm Corporation

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